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                          EXHIBIT 23.1




            CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


The Board of Directors
Dole Food Company, Inc.


As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 5, 1996 included in the Dole Food Company, Inc. Annual Report on Form 10-K for the fiscal year ended December 30, 1995 and to all references to our Firm included in this Registration Statement.



                                   /s/ Arthur Andersen LLP
                                   --------------------------------
                                   ARTHUR ANDERSEN LLP


Los Angeles, California
October 8, 1996